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                                                                    EXHIBIT 10.6

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                                 PROMISSORY NOTE

                    June ______, 2001 -- Concord, California

For value received, JCM Partners, LLC, a Delaware limited liability company (the "Company"), promises to pay to __________________________________ (the
"Holder"), the principal sum of
_____________________________________________________________ Dollars
($_________________). Simple interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to eight percent (8.0%) per annum, based on actual days outstanding. For example, if this Note were repaid in full twenty (20) days after its date of issuance, the accrued interest amount would equal the daily interest rate of .022% multiplied by the number of days outstanding (20), multiplied by the principal amount of this Note. This Note is subject to the following terms and conditions:

         1. MATURITY: This Note will automatically mature and be due and payable upon the earlier to occur of (i) five business days following the Company's receipt of proceeds of at least $__________________ from the refinancing of one or more of its mortgages and (ii) July 15, 2001 (such earlier date, the "Maturity Date"). Interest shall accrue on this Note but shall not be due and payable until the Maturity Date. Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the insolvency of the Company, the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

         2. REPAYMENT: Repayment shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. A payment of all accrued interest shall be made on the first day of each month. The final payment shall consist of the accrued interest then due and payable plus the original principal amount. This Note may be repaid at any time without penalty.

         3. TRANSFER, SUCCESSORS AND ASSIGNS: The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company, except for transfers to affiliates. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company.


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Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

         4. GOVERNING LAW: This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

         5. NOTICES: Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

         6. AMENDMENTS AND WAIVERS: Any term of this Note may be amended only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 6 shall be binding upon the Company, the Holder and each transferee of the Note.

         7. MEMBERS, OFFICERS AND MANAGERS NOT LIABLE: In no event shall any member, officer or manager of the Company be liable for any amounts due or payable pursuant to this Note.



                                     JCM PARTNERS, LLC

                                     By:________________________________________

                                     Name:______________________________________
                                                    (print)
                                     Title:_____________________________________

                                     Address: 2151 Salvio Street, Suite 325
                                              Concord, CA 94522

AGREED TO AND ACCEPTED:
______________________________________

By:  __________________________________

Name: _________________________________
                  (print)
Title: ________________________________

Address: ______________________________

         ______________________________